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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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      14a-6(e)(2))
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                          FirstSpartan Financial Corp.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      On September 6, 2000, FirstSpartan Financial Corp. ("FirstSpartan") and
BB&T Corporation ("BB&T") issued the following joint press release which reported that FirstSpartan had entered into an Agreement and Plan of Reorganization, pursuant to which FirstSpartan will be merged with and into BB&T, with BB&T being the surviving entity:


Sept. 6, 2000
FOR IMMEDIATE RELEASE

CONTACTS:
---------
ANALYSTS
Tom A. Nicholson        Scott Reed
SENIOR VICE PRESIDENT   SENIOR EXECUTIVE VICE PRESIDENT
INVESTOR RELATIONS      CHIEF FINANCIAL OFFICER
(336) 733-3058          (336) 733-3088

MEDIA
Bob Denham              Burney Warren                 Billy L. Painter
SENIOR VICE PRESIDENT   EXECUTIVE VICE PRESIDENT      PRESIDENT AND CEO
PUBLIC RELATIONS        MERGERS AND ACQUISITIONS      FIRSTSPARTAN FINANCIAL
(336) 733-1002          (252) 321-3347                (864) 596-8313

BB&T TO ACQUIRE FIRSTSPARTAN
FINANCIAL CORP. OF SPARTANBURG, S.C.

      WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today said it plans to buy FirstSpartan Financial Corp. (Nasdaq: FSPT) of Spartanburg, S.C., in a $103.9 million stock swap.

      FirstSpartan Financial Corp., with $591 million in assets, operates 11 banking offices through banking subsidiary First Federal Bank in economically vibrant Spartanburg and Greenville counties.

      The transaction, approved by the directors of both companies, is valued at $26.87 per FirstSpartan share based on BB&T's closing price Tuesday of $26.87. The exchange ratio will be fixed at one BB&T share for each FirstSpartan share. The transaction will be accounted for as a purchase.

      "FirstSpartan is a very successful community bank with an operating philosophy and core values similar to ours," said BB&T Chairman and Chief Executive Officer John Allison. "This acquisition expands our presence along the urban Interstate 85 corridor in South Carolina's rapidly-growing Upstate region."



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      The Greenville-Spartanburg-Anderson metropolitan statistical area has received nearly $1.9 billion in European investment from 1998 to 1999, more than any MSA in the nation.

      More than 500 manufacturing companies are located in Spartanburg County alone, including Munich, Germany-based automaker BMW, which recently announced plans for a $300 million expansion. Entrepreneur magazine recently named the Greenville-Spartanburg-Anderson MSA as the nation's eighth best mid-sized area for small business start-ups.

      The acquisition would increase BB&T's South Carolina assets to $5.8 billion. BB&T ranks third in market share in South Carolina and first in Greenville and Spartanburg counties.

      FirstSpartan operates four banking offices in Spartanburg; two in Greer; and one each in Greenville, Boiling Springs, Inman, Duncan and Chesnee.

      Those branches will join BB&T's Greenville-based Upstate Region, one of 20 autonomous regions in the BB&T network. Each region has its own president and operates like a community bank. Nearly all lending decisions are made locally.

      "As a hometown bank dedicated to the people and businesses of Upstate South Carolina, it's great to be joining a customer-oriented organization like BB&T," said FirstSpartan President and CEO Billy L. Painter, who will be named city executive of Spartanburg. "We're glad BB&T is a financial institution that believes strongly that local bankers know what's best for their customers."

      Andy Westbrook, BB&T's Spartanburg city executive, will be named Regional Corporate Banking Manager for BB&T's Upstate Region.

      "Andy will be focusing on the tremendous corporate business opportunities in the region," said BB&T President Kelly King, manager of the Banking Network. "With all of the economic growth in the Upstate, this will certainly be a key position."

      FirstSpartan customers will be introduced to BB&T's strong branch-based sales culture. They also will be introduced to BB&T's wider array of core banking products as well as new products and services such as investments, insurance, retail brokerage and trust.

      Painter will join the BB&T of South Carolina board of directors. The FirstSpartan Financial Corp. board will join BB&T's Spartanburg County advisory board.




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      The merger, which is subject to the approval of FirstSpartan shareholders and banking regulators, is expected to be completed in the first quarter of 2001.

      The announcement comes two weeks after BB&T said it would buy Knoxville, Tenn.- based BankFirst Corp., giving it entry into Tennessee.

      Winston-Salem-based BB&T Corporation, with $55.2 billion in assets, operates 825 banking offices in the Carolinas, Virginia, Maryland, Georgia, West Virginia, Kentucky and Washington, D.C.

      BB&T Corporation is the nation's 18th largest financial holding company. More information is available at www.BBandT.com.

                                        #

      This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections.

      Please refer to BB&T's filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

      BB&T's news releases are available at no charge through PR Newswire's Company News On-Call facsimile service. For a menu of BB&T's news releases or to retrieve a specific release call 1-800-758-5804, extension 809325.

      The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T's proposed acquisition of FirstSpartan Financial Corporation of Spartanburg, S.C.., on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated Sept. 6, 2000, between BB&T and FirstSpartan. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

      FirstSpartan and its directors and officers may be deemed to be participants in the solicitation of FirstSpartan shareholders to approve the merger. Information concerning the participants in the solicitation is set forth in a filing under Rule 14a-12 made by FirstSpartan with the SEC on Sept. 6, 2000.

      Shareholders of FirstSpartan and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which BB&T will file with the SEC in connection with the proposed merger because it will contain


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important information about BB&T, FirstSpartan, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters.

After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (http://www.sec.gov) and from FirstSpartan and BB&T as follows: Shareholder Reporting, BB&T Corporation, P.O. Box 1290, Winston-Salem, N.C., 27102. Telephone: (336) 733-3021.

      In addition to the proposed registration statement and proxy statement/prospectus, BB&T and FirstSpartan file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's other public reference rooms in New York, N.Y., and Chicago, Ill.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. BB&T's and FirstSpartan filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.


CERTAIN INFORMATION CONCERNING PARTICIPANTS

      FirstSpartan and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies of FirstSpartan stockholders to approve the merger. FirstSpartan's board of directors is composed of R. Wesley Hammond, Robert R. Odom, Billy L. Painter, E. Lea Salter, E.L. Sanders and David E. Tate. Other participants in the solicitation may include R. Lamar Simpson (Chief Financial Officer of FirstSpartan). None of these persons is the beneficial owner of more than 1% of the outstanding shares of FirstSpartan common stock except for Mr. Painter, who beneficially owns 123,235 shares (3.3%), and Mr. Sanders, who beneficially owns 42,403 shares (1.1%), in both cases including shares that may be acquired upon the exercise of stock options. Collectively, these directors and executive officers may be deemed to beneficially own 9.1% of FirstSpartan's outstanding shares of common stock, including shares that may be acquired upon the exercise of stock options. This ownership information is as of July 31, 2000.

      As a result of consummation of the merger, all unvested stock options and shares of restricted stock awarded under FirstSpartan's stock benefit plans will vest. Under the terms of the agreement, all outstanding stock options will be exchanged for options to acquire shares of BB&T common stock, with appropriate adjustments to the number of shares and exercise price. In addition, Mr. Painter, Mr. Simpson and other executive officers have entered into employment contracts with BB&T that will become effective upon consummation of the merger.